EXHIBIT 99.1

Shenandoah Telecommunications Company Announces Expected Use of Proceeds from $1.95 billion Sale of Wireless Assets and Operations to T-Mobile

Shentel expects to issue an $18.75 per share special dividend to Shentel shareholders

The Company Provides Preliminary 2020 Financial Results and 2021 Financial Outlook

EDINBURG, Va., Feb. 03, 2021 (GLOBE NEWSWIRE) -- Shenandoah Telecommunications Company (“Shentel”) (NASDAQ: SHEN) announced today the expected uses of the approximately $1.5 billion of after-tax proceeds to be received from the sale of Shentel’s Wireless assets and operations (“Shentel Wireless”) to T-Mobile US, Inc. (“T-Mobile”). Shentel currently expects to use the proceeds to, among other things:

  As required by Shentel’s credit agreement, repay approximately $702 million of outstanding term loans and swap liabilities and terminate the respective agreements;
  Issue a special dividend of $18.75 per share to Shentel’s shareholders;
  Provide adequate liquidity for growth and potential strategic acquisitions; and
  Provide liquidity for general corporate purposes.

Shentel expects to pay the special dividend in the second quarter 2021 after the close of the Shentel Wireless transaction, subject to the approval of Shentel’s Board of Directors.

”We are pleased to provide clarity on the expected sale price of Shentel Wireless and our ability to return significant value to our shareholders,” said President and CEO, Christopher E. French. “The expected transaction closing in the second quarter along with the continued rapid expansion of our Glo Fiber to the Home and Beam fixed wireless services are part of our transformation to a broadband centric company. Shentel has a long history of growth and technology innovation and we are very excited about the new opportunities to bring state-of-the-art broadband to our customers and create value for our shareholders.”

2020 Preliminary Unaudited Financial Results and 2021 Outlook

Shentel is providing preliminary unaudited financial data for its continuing operations for the year ended December 31, 2020, and its financial outlook for 2021, as reflected in the table below. Shentel’s continuing operations include its Broadband and Tower reporting segments.

Unaudited ($ millions)
	Year Ending December 31,				Year Ended December 31, 2019	% Change 2020 to 2021 Midpoint	% Change 2019 to 2020 Midpoint
	2021		2020
	Guidance Range		Preliminary
	Low	High	Low	High
Revenue	$241	$248	$219	$221	$207	11.1%	6.3%
Operating Income (Loss)	$7	$14	$(4)	$(1)	$(1)	nm	nm
Adjusted OIBDA[1]	$69	$76	$55	$58	$50	28.3%	13.0%
Capital Expenditures	$157	$168	$119	$123	$67	34.3%	80.6%

1) Adjusted OIBDA is a financial measure that is not determined in accordance with U.S. generally accepted accounting principles (“GAAP”). Reconciliation of this non-GAAP financial measure to the most directly comparable GAAP measure is provided at the end of this press release.

Shentel has not yet completed its financial and operating closing procedures for the year ended December 31, 2020, nor has the preliminary financial data above been subject to audit, review or other procedures by Shentel’s independent registered public accounting firm. As a result, actual results may differ materially from the preliminary results shown above and will not be publicly available until Shentel reports its fourth quarter and full year 2020 results in late February 2021.

Conference Call and Webcast

Shentel will hold a conference call and webcast on February 3, 2021, at 8:00 a.m., Eastern time, to discuss the anticipated sale of Shentel Wireless, expected use of proceeds and Shentel’s financial outlook for 2021 with respect to its continuing operations. The webcast and related materials will be available on Shentel’s Investor Relations website at https://investor.shentel.com

      Teleconference Information:

      Dial-in number: (888) 695-7639

      Password: 1039009

      Audio Webcast: http://investor.shentel.com/

An audio replay of the call will be available approximately two hours after the call is complete, through March 3, 2021, by calling (855) 859-2056.

About Shenandoah Telecommunications
Shenandoah Telecommunications Company (Shentel) provides a broad range of diversified communications services through its high speed, state-of-the-art wireless, cable, fiber optic and fixed wireless networks to customers in the Mid-Atlantic United States. Shentel’s services include: wireless voice and data; broadband internet, video, and digital voice; fiber optic Ethernet, wavelength and leasing; telephone voice and digital subscriber line; and tower colocation leasing. Shentel is the exclusive personal communications service (“PCS”) Affiliate of Sprint in a multi-state area covering large portions of central and western Virginia, south-central Pennsylvania, West Virginia, and portions of Maryland, Kentucky, and Ohio. For more information, please visit www.shentel.com.

This release contains forward-looking statements about Shentel regarding, among other things, its business strategy, and its prospects. These statements can be identified by the use of forward-looking terminology such as “believes,” “estimates,” “expects,” “intends,” “may,” “will,” “should,” “could,” or “anticipates” or the negative or other variation of these or similar words, or by discussions of strategy or risks and uncertainties. The forward-looking statements are based upon management’s beliefs, assumptions and current expectations and may include comments as to Shentel’s beliefs and expectations as to future events and trends affecting its business that are necessarily subject to uncertainties, many of which are outside Shentel’s control. Although management believes that the expectations reflected in the forward-looking statements are reasonable, forward-looking statements, including with respect to Shentel’s 2021 financial outlook, preliminary unaudited historical financial results, and consummating the sale of Shentel Wireless, are not, and should not be relied upon as, a guarantee of future performance or results, nor will they necessarily prove to be accurate indications of the times at which such performance or results will be achieved, and actual results may differ materially from those contained in or implied by the forward-looking statements as a result of various factors. For example, this release discusses the anticipated sale of Shentel Wireless to T-Mobile, but Shentel and T-Mobile have not yet entered into a definitive agreement with respect to the anticipated transaction, and any such definitive agreement will be subject to certain closing conditions, including receipt of certain required regulatory approvals. As a result, there can be no assurance that Shentel and T-Mobile will enter into such a definitive agreement or that the closing of the transactions contemplated by any such definitive agreement will occur or will not be delayed. This release also discusses estimated after-tax proceeds of the sale of Shentel Wireless, but the actual amount of such proceeds or the Company’s use of such proceeds may differ materially from the expectations set forth in this release. A discussion of other factors that may cause actual results to differ from management’s projections, forecasts, estimates and expectations is available in Shentel’s filings with the Securities and Exchange Commission. Those factors may include natural disasters, pandemics and outbreaks of contagious diseases and other adverse public health developments, such as COVID-19, changes in general economic conditions, increases in costs, changes in regulation and other competitive factors. The forward-looking statements included are made only as of the date of the statement. Shentel undertakes no obligation to revise or update such statements to reflect current events or circumstances after the date hereof, or to reflect the occurrence of unanticipated events, except as required by law.

CONTACTS:

Shenandoah Telecommunications Company

Jim Volk
Senior Vice President - Chief Financial Officer
540-984-5168
Jim.Volk@emp.shentel.com

Non-GAAP Financial Measure
Adjusted OIBDA

Adjusted OIBDA represents Operating income from continuing operations before depreciation, amortization, stock-based compensation and certain other items of revenue, expense, gain or loss not reflective of our operating performance.

Adjusted OIBDA is a non-GAAP financial measure that we use to evaluate our operating performance in comparison to our competitors. Management believes that analysts and investors use Adjusted OIBDA as a supplemental measure of operating performance to facilitate comparisons with other telecommunications companies. This measure isolates and evaluates operating performance by excluding the cost of financing (e.g., interest expense), as well as the non-cash depreciation and amortization of past capital investments, non-cash share-based compensation expense, and certain other items of revenue, expense, gain or loss not reflective of our operating performance.

Adjusted OIBDA has limitations as an analytical tool and should not be considered in isolation or as a substitute for operating income, net income or any other measure of financial performance reported in accordance with GAAP.

The following table reconciles Adjusted OIBDA to operating income from continuing operations, which we consider to be the most directly comparable GAAP financial measure:

Shenandoah Telecommunications Company
Unaudited ($ millions)
	Year Ending December 31,				Year Ended December 31, 2019
	2021		2020
	Guidance Range		Preliminary
	Low	High	Low	High
Operating Income (Loss)	$7	$14	$(4)	$(1)	$(1)
Depreciation	$54	$54	$48	$48	$46
Amortization	$1	$1	$1	$1	$1
Stock comp	$6	$6	$6	$6	$4
Deal advisory fees	$ -	$ -	$4	$4	$ -
Restructuring and other	$1	$1	$ -	$ -	$ -
AOIBDA	$69	$76	$55	$58	$50